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                                                                    EXHIBIT 99.1
                                    [LOGO]


Contact:

Targeted Genetics Corporation                    Noonan/Russo Communications
Stephanie Seiler, Ph.D.                          Page Sargisson (media)
Director, Communications                         (415) 677-4455, ext. 229
(206) 521-7823                                   Mary Claire Bice (investors)
                                                 (212) 696-4455, ext. 238

                      TARGETED GENETICS TO ACQUIRE GENOVO
 -Cash flow positive acquisition adds partnerships, product opportunities, and
                                AAV technology-

Seattle, WA--August 9, 2000-- Targeted Genetics Corporation (Nasdaq: TGEN) today announced the signing of a definitive merger agreement for the acquisition of Genovo, a privately-held gene therapy company based in Sharon Hill, Pennsylvania. Separately, the Company today also announced the establishment of a major multi-product development and commercialization collaboration with Biogen, Inc., a major shareholder of Genovo, valued at up to $125 million. Together, the transactions are expected to be cash flow positive to Targeted Genetics over the next three years.

"The acquisition of Genovo is a strategic move that provides four new product opportunities and two new corporate partnerships while strengthening our already significant patent portfolio in the area of AAV production," said H. Stewart Parker, President and Chief Executive Officer of Targeted Genetics. "Genovo has important intellectual property and expertise in the area of AAV vector development, particularly related to rapid vector production of multiple product candidates. We believe that this will be especially useful for the initial steps of AAV-based product development and for the application of AAV-based gene delivery to the target validation and functional genomics initiatives ongoing in the biotechnology and pharmaceutical industries. Genovo also has several exciting product opportunities that complement our growing product development pipeline. We believe that this transaction is an exceptional opportunity to consolidate several technologies related to AAV-based product development, an area in which we already have established a considerable leadership
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position. Moreover, this acquisition brings us product development collaborations with two premier biotechnology companies. The existing partnership with Genzyme and the expanded partnership that Targeted Genetics has established with Biogen are expected to strengthen the Company's financial position, providing Targeted Genetics with important resources to help realize the full potential of its technologies."

Targeted Genetics will issue 6.63 million shares of common stock to make the acquisition. Based on the August 8/th/ closing price of Targeted Genetics' stock, the transaction is valued at $67 million. Genovo's major assets include:

  . Proprietary AAV-based product development programs in the areas of hyperlipidemia, atherosclerosis and hemophilia
  . A collaboration with Genzyme covering the development of viral-based products to treat lysosomal storage disorders
  . Intellectual property covering production, composition of matter and use of AAV-based products and additional patents related to other viral vector systems
  .  Valuable expertise in the area of small molecule based gene regulation
  . Additionally, Targeted Genetics has negotiated a new agreement with Biogen that replaces one established between Genovo and Biogen in 1995. The new agreement, which was announced separately today, covers an ongoing product development program in the oncology field and up to four other product candidates to be determined by Biogen and Targeted Genetics over the next three years

The transaction is expected to close in approximately one month, pending Hart-Scott-Rodino review, approval by Genovo's shareholders and subject to the satisfaction of other customary conditions.

"We are pleased to be joining forces with the premier gene therapy company," said Dr. Eric Aguiar, Chief Executive Officer of Genovo. "Our ability to move our programs forward requires the development of clinical and commercial-scale manufacturing capabilities. Rather than devoting a significant amount of time and our financial resources to developing this infrastructure, we determined that we could more quickly realize the value of our programs by joining forces with the leader in AAV manufacturing and AAV-based product development. The Genovo and Targeted Genetics patent and product portfolios are complementary, and our combined strengths will solidify Targeted Genetics' leadership position in the gene therapy arena. Moreover, Targeted Genetics' expertise in preclinical and clinical development and quality and regulatory affairs will help to advance Genovo's hyperlipidemia, atherosclerosis and hemophilia programs more rapidly than we could have achieved on our own. We believe that the patients and shareholders of both companies will benefit tremendously from this combination."

Upon closing of the transaction, Targeted Genetics' major assets will include:
 . Major collaborations with Biogen, Genzyme, Elan and Celltech
 . Clinical programs in cystic fibrosis and multiple cancer indications
 . Preclinical programs in hemophilia, cancer, hyperlipidemia and atherosclerosis, arthritis, lysosomal storage disorders and AIDS prophylaxis
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 . Significant intellectual property covering multiple viral and synthetic gene delivery systems, multiple patents in the area of cell therapy and rights to a number of genes

As a significant shareholder in Genovo, Biogen will, upon the close of the transaction, own approximately 9% of Targeted Genetics' outstanding common stock. In connection with the transaction, Joseph M. Davie, M.D., Ph.D., former Senior Vice President, Research, at Biogen and a member of Genovo's Board of Directors will be named to the Board of Targeted Genetics.

"In addition to providing us with defined new product opportunities, this acquisition also enhances our ability to attract new corporate partners," said Ms. Parker. "Genovo's technology and expertise related to the rapid production of multiple AAV vectors complement our existing expertise in large-scale manufacturing of AAV vectors, core competencies in the development of synthetic gene delivery systems and demonstrated abilities to move multiple products efficiently from the bench to the clinic. We have established a critical mass of technology and know how, and we believe that this will provide a variety of partnership opportunities in both the product development and toolbox areas."

Targeted Genetics Corporation develops gene therapy products for the treatment of acquired and inherited diseases. The Company has lead clinical product development programs targeting cystic fibrosis and cancer, and a promising preclinical pipeline of product candidates focused on hemophilia A, arthritis, cancer and AIDS prophylaxis. The Company has a broad platform of gene delivery technologies, as well as a promising body of technology for cellular therapy. For more information about Targeted Genetics Corporation please visit the Company's web site at http://www.targetedgenetics.com.
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Genovo, Inc., is a privately-held biotechnology company focusing on the design, and early stage clinical development of gene-based therapeutic products for the treatment of human disease. Genovo's product development pipeline includes its internal programs for hyperlipidemia, atherosclerosis, hemophilia, and wound healing as well as strategic partnerships with Genzyme General to develop gene therapy for lysosomal storage disorders and Biogen, Inc., to develop gene therapy applications for liver and lung diseases and cancer. Genovo's technology platform includes over 145 issued patents and patent applications covering gene therapy vectors, manufacturing, and methods of use.

NOTE: This release contains forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. The words "believes," "expects," "intends," "anticipates," and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. These statements are not guarantees of future performance. A number of factors could affect the Company's actual results including the risk factors described in the Company's latest Quarterly Report on Form 10-Q filed with the SEC on May 15, 2000 for a more detailed description of such factors. You should not place an undue reliance on these forward-looking statements, which speak
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only as of the date of this release. The Company undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this release.

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Editor's Note: This release can also be found at www.noonanrusso.com.